Exhibit 99.1

HERSHA HOSPITALITY TRUST
510 Walnut Street, 9th Floor Philadelphia, PA 19016 Phone: 215-238-1046 Fax: 215-238-0157 www.hersha.com

For Immediate Release
Contact:	Ashish Parikh, CFO
Ph: (215) 238-1046

HERSHA HOSPITALITY ANNOUNCES
FIRST QUARTER 2007 EARNINGS

Year-over-Year First Quarter 2007 and Other Highlights

•	Adjusted FFO (“AFFO”) Increased to $0.09 Per Diluted Share From $0.01 Per Diluted Share
•	Metro-New York City Presence Increased to 12 Hotels
•	Now Owns Interests in Seven Hotels Opened After January 1, 2006
•	Consolidated RevPAR Improved 21.2%
•	Consolidated Adjusted EBITDA Increased 127%
•	Consolidated Adjusted EBITDA Margin Expanded 449 Basis Points
•	Company Reiterates 2007 AFFO Guidance

PHILADELPHIA, PA--(Business Wire)—May 8, 2007-- Hersha Hospitality Trust (AMEX: HT) owner of nationally franchised  premium full service and limited service hotels, today announced earnings for the first quarter ended March 31, 2007.

Financial Highlights for the First Quarter 2007

Net loss applicable to common shareholders for the first quarter of 2007 was ($5.4) million, or ($0.13) per common share as compared to a net loss of ($5.1) million, or ($0.25) per common share for the first quarter of 2006.

The increase in net loss on a year-over-year basis is primarily due to increased interest expense and additional depreciation and amortization expense from the Company’s property acquisitions.  Partially offsetting this was the growth of Hersha’s operating income.  Operating income for the three months ended March 31, 2007 was $5.8 million compared to $1.9 million for the same period in 2006.   The increase in operating income resulted from strong revenue results from growth in average daily rate (ADR), partial stabilization of the Company’s newer assets and acquisitions that have increased the scale of Hersha’s operations enabling the Company’s to leverage the absorption of administrative costs.  Results for the first quarter of 2007 also include approximately $0.02 per share of expense related to the accrual of performance-based executive compensation to be paid in the second quarter of 2007.  Adjusted funds from operations (AFFO) for the first quarter of 2007 increased to $0.09 per diluted common share and unit from $0.01 per diluted common share and unit for the same quarter of 2006.

Mr. Jay H. Shah, Chief Executive Officer, commented, “We are pleased with our 2007 first quarter results, considering we had a soft start to the quarter and seven of the 71 hotel interests we own are still in the early ramp-up phase.  We continue to generate EBITDA growth from our portfolio of highly attractive metro-New York City hotels and from strong hotels like our Summerfield Suites portfolio. Furthermore, our asset management group performed particularly well with several of our Management companies, notably LodgeWorks, Jiten Management and Hersha Hospitality Management, creating additional shareholder value.”

For the three-month period ended March 31, 2007, consolidated total hotel operating revenues increased 94% to $46.4 million from $23.9 million in the first quarter of 2006 driven primarily by hotel acquisitions and growth in room revenues.  RevPAR for the Company’s consolidated hotels (56 hotels) increased 21.2% on a year-over-year basis to $77.29 driven by an 18.4% increase in ADR to $119.10 and a 2.4% improvement in occupancy to 64.89% for the quarter.  The strong growth in RevPAR is partly due to the addition of the LodgeWorks portfolio this quarter which provided the Company a presence in the California and Arizona markets.

Gross operating profit (GOP) margins for the Company’s consolidated hotels increased approximately 380 basis points to 40.6% from 36.8%, as compared to the first quarter of 2006.  GOP margins improved as a result of stronger top-line performance and the impact of rate based revenue growth.  Adjusted EBITDA for consolidated hotels increased 127% to $14.5 million for the first quarter of 2007.  Adjusted EBITDA margins for the quarter increased 449 basis points to 31.2% for the Company’s consolidated hotels portfolio.

On a same-store basis for Hersha’s consolidated hotels (36 hotels), RevPAR for the first quarter of 2007 increased 6.9% on a year-over-year basis to $70.43 driven by an 8.3% increase in ADR to $112.52, which was slightly offset by a 1.3% decline in occupancy to 62.59%.  The occupancy decline was partly due to the significant renovations at nine owned hotels, producing a negative revenue impact of approximately $0.4 million. Same-store Adjusted EBITDA for the first quarter of 2007 increased 10.6% to $5.8 million. The Company’s same-store Adjusted EBITDA margin increased 102 basis points to 28.1% for the first quarter of 2007, as compared to the first quarter of 2006.  The Company’s same-store EBITDA margins were strong despite the negative impact of the increased operating costs from ongoing renovations at nine hotels and higher than forecasted utility costs.

Other First Quarter 2007 Highlights

❖
In January, the Company completed the purchase of three hotels, which included the 100-room Residence Inn Langhorne located in metro Philadelphia, PA, the 80-room Holiday Inn Express located in Chester, NY and the 78-room Residence Inn located in Carlisle, PA for a total of $34.6 million.

❖
In February, Hersha completed the purchase of the 65-room Hampton Inn Seaport located in New York City for $27.6 million and a 50% interest in the operations of the 228-room Holiday Inn Express located in Chelsea, New York City.

These transactions are detailed in the supplemental schedules at the end of this release and posted to the “presentations and supplemental schedules” page of the Company’s Web site.

Balance Sheet

At March 31, 2007, Hersha Hospitality Trust had approximately $664.7 million of total consolidated debt outstanding, which included approximately $51.5 million of Trust Preferred Securities.  Fixed rate debt, including variable rate debt fixed by an interest rate swap, amounted to approximately 94.8% of total debt.  The weighted average interest rate on all this fixed rate debt was approximately 6.24% for the first quarter, as compared to 6.23% for the fourth quarter of 2006.  The weighted average life to maturity of the Company’s debt was 9.0 years.   Total common shares and units of limited partnership interest of Hersha Hospitality Limited Partnership, the Company’s operating partnership subsidiary, outstanding at the end of March 31, 2007 were 45.3 million.

The Company ended the first quarter of 2007 with $74.2 million in development loans and land leases outstanding to seven hotel development projects.

Dividend

For the first quarter of 2007, Hersha Hospitality Trust declared common share and limited partnership unit dividends of $0.18 per common share and unit.   The Company’s common dividend represents the 32nd consecutive quarterly dividend at this amount since the Company’s 1999 initial public offering and represents a yield of approximately 6.0% based upon the closing price of Hersha Hospitality Trust stock on May 7, 2007.  Hersha’s annualized dividend of $0.72 per common share is approximately 62.0% of the Company’s forecasted AFFO for the fiscal year ending December 31, 2007. The Board of Trustees also declared a first quarter cash dividend of $0.50 per Series A Preferred Share.

Financial Outlook for 2007

Assuming a continued strong U.S. economy and limited supply growth in its markets, the Company anticipates that its current portfolio will contribute to another year of strong growth in AFFO in 2007.  The Company is updating its financial guidance for the full year ended December 31, 2007 as follows:

Net income available to common shareholders is expected to be $8.5 million to $10.5 million, or $0.19 to $0.23 per weighted average diluted share outstanding.  This is revised from previous financial guidance due to increased depreciation and amortization from the acquisition of hotels.

The Company is reiterating the following financial guidance:
•	Adjusted EBITDA of $110.0 million to $112.0 million
•	AFFO of $1.14 to $1.18 per weighted average diluted share outstanding

The Company’s expectations for net income available to common shareholders, net income available to common shareholders per weighted average diluted share outstanding, Adjusted EBITDA and AFFO per diluted share for the full year ended December 31, 2007 are based upon the Company achieving consolidated portfolio RevPAR growth of 12% to 14%, as compared to the full year 2006, across the Company’s consolidated portfolio.  Same-store consolidated RevPAR growth is expected to be 6.5% to 8.5%.

Mr. Shah concluded, “Our financial guidance for 2007 reflects our optimism that the improved operating and market fundamentals that we saw at the end of the first quarter and in April continues for the remainder of the year and that our management company partners maintain a productive pace of rate-based growth. Having built a portfolio of young, urban upscale and extended-stay hotels in attractive metro markets, we are intensely focused on maximizing our internal growth prospects in 2007 and in years to come.”

First Quarter 2007 Earnings Conference Call

The Company will host a conference to discuss its financial results tomorrow, Wednesday, May 9, 2007 at 10:00 AM Eastern time.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, and Mr. Ashish Parikh, Chief Financial Officer.

The live conference call can be accessed by dialing (800) 811-8845 or for international participants (913) 981-4905.  A replay of the call will be available from May 9, 2007, through May 23, 2007. The replay can be accessed by dialing (888) 203-1112 or for international participants (719) 457-0820.  The passcode for the call and the replay is 8748628.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 71 hotels, primarily along the Northeast Corridor from Boston to Washington DC.  The Company also owns hotels in Northern California and Scottsdale, Arizona.  Hersha focuses on high quality upscale hotels in high barrier to entry markets.  More information on the Company and its portfolio of hotels is available on Hersha’s Web site at http://www.hersha.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  For a description of these factors, please review the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities Exchange Commission (SEC).

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2007	March 31, 2006
Revenue:
Hotel Operating Revenues	$46,383	$23,925
Interest Income from Development Loans	1,303	365
Land Lease Revenue	1,088	-
Hotel Lease Revenue	137	-
Other Revenue	142	178
Total Revenues	49,053	24,468

Expenses:
Hotel Operating Expenses	29,069	15,958
Hotel Ground Rent	249	162
Real Estate and Personal Property Taxes and Property Insurance	2,896	1,487
Land Lease Expense	614	-
General and Administrative	2,211	1,164
Depreciation and Amortization	8,240	3,796
Total Operating Expenses	43,279	22,567

Operating Income	5,774	1,901

Interest Income	137	213
Interest Expense	10,310	5,618
Loss on Debt Extinguishment	-	255
(Loss) Income before income (loss) from Unconsolidated Joint Venture Investments, Minority Interests and Discontinued Operations	(4,399)	(3,759)

Income (loss) from Unconsolidated Joint Venture Investments	(838)	(1,110)

(Loss) Income before Minority Interests and Discontinued Operations	(5,237)	(4,869)

Distributions to Preferred Unitholders	-	-
Income (Loss) allocated to Minority Interest in Continuing Operations	(999)	(1,015)
(Loss) Income from Continuing Operations	(4,238)	(3,854)

Discontinued Operations (Note 12):
Gain on Disposition of Hotel Properties	-	-
Income (Loss) from Discontinued Operations	-	(30)
Income (Loss) from Discontinued Operations	-	(30)

Net (Loss) Income	(4,238)	(3,884)
Preferred Distributions	1,200	1,200

Net (Loss) Income applicable to Common Shareholders	$(5,438)	$(5,084)

Basic earnings per share
(Loss) income from continuing operations applicable to common shareholders	$(0.13)	$(0.25)
Discontinued Operations	-	-

Net (Loss) Income applicable to common shareholders	$(0.13)	$(0.25)

Diluted earnings per share
(Loss) income from continuing operations applicable to common shareholders	$(0.13)	$(0.25)
Discontinued Operations	-	-

Net (Loss) Income applicable to common shareholders	$(0.13)	$(0.25)

Weighted Average Common Shares Outstanding
Basic	40,537,851	20,308,225
Diluted	40,537,851	20,308,225

HERSHA HOSPITALITY TRUST
Balance Sheet
(in thousands, except shares and per share data)
	March 31, 2007	December 31, 2006
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$866,669	$807,784
Investment in Joint Ventures	55,077	50,234
Development Loan Receivables	55,016	47,016
Cash and Cash Equivalents	8,369	10,316
Escrow Deposits	15,059	14,927
Hotel Accounts Receivable, net of allowance for doubtful accounts of $64 and $30	8,276	4,608
Deferred Costs, net of Accumulated Amortization of $1,888 and $1,543	8,111	7,525
Due from Related Parties	1,217	4,930
Intangible Assets, net of Accumulated Amortization of $655 and $618	5,762	5,594
Other Assets	24,324	15,274

Total Assets	$1,047,880	$968,208

Liabilities and Shareholders’ Equity:
Line of Credit	$45,550	$24,000
Mortgages and Notes Payable, net of unamortized discount of $88 and $1,312	619,109	556,542
Accounts Payable, Accrued Expenses and Other Liabilities	16,520	14,740
Dividends and Distributions Payable	9,144	8,985
Due to Related Parties	2,160	3,297

Total Liabilities	$692,483	$607,564

Minority Interests:
Common Units	$29,834	$25,933
Interest in Consolidated Joint Ventures	2,553	3,092

Total Minority Interests	32,387	29,025

Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 10,000,000 Shares Authorized, 2,400,000 Shares Issued and Outstanding at March 31, 2007 and December 31, 2006 (Aggregate Liquidation Preference $60,000 at March 31, 2007 and December 31, 2006, respectively)	24	24
Common Shares - Class A, $.01 Par Value, 50,000,000 Shares Authorized, 40,771,593 and 40,671,950 Shares Issued and Outstanding at March 31, 2007 and December 31, 2006, respectively	408	405
Common Shares - Class B, $.01 Par Value, 50,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Income	187	233
Additional Paid-in Capital	385,803	381,592
Distributions in Excess of Net Income	(63,412)	(50,635)

Total Shareholders' Equity	323,010	331,619

Total Liabilities and Shareholders’ Equity	$1,047,880	$968,208

FFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO applicable to common shares and Partnership units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper.   The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Our interpretation of the NAREIT definition is that minority interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales, minority interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	adding back non-cash stock expense;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as a performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO applicable to all common shares and Partnership units.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income, for the same periods:

HERSHA HOSPITALITY TRUST
Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2007	March 31, 2006

Net (loss) income applicable to common shares	$(5,438)	$(5,084)
Income (loss) allocated to minority interest	(999)	(1,015)
Income (loss) of discontinued operations allocated to minority interest	-	(5)
(Income) loss from unconsolidated joint ventures	838	1,110
Depreciation and amortization	8,240	3,796
Depreciation and amortization from discontinued operations	-	259
FFO related to the minority interests in consolidated joint ventures	198	186
Funds from consolidated hotel operations applicable to common shares and Partnership units	2,839	(753)

Income (Loss) from Unconsolidated Joint Ventures	(838)	(1,110)
Add:
Depreciation and amortization of purchase price in excess of historical cost	494	474
Interest in depreciation and amortization of unconsolidated joint venture	1,192	956
Funds from unconsolidated joint ventures operations applicable to common shares and Partnership units	848	320

Funds from Operations applicable to common shares and Partnership units	3,687	(434)

Add:
FFO related to the minority interests in consolidated joint ventures	(198)	(186)
Amortization of deferred financing costs	345	213
Deferred financing costs written off in debt extinguisment	-	255
Interest in deferred financing costs written off in unconsolidated joint venture debt extinguisment	-	207
Amortization of original issue discount on assumed debt	15	-
Non cash stock expense	107	56
Straight-line Amortization of ground lease expense	66	61

Adjusted Funds from Operations	$4,022	$172

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.09	$0.01

Diluted Weighted Average Common Shares and Units Outstanding	45,085,158	23,535,145

HERSHA HOSPITALITY TRUST
Adjusted Funds from Operations (FFO) - 2007 FORECAST RECONCILIATION
(in thousands, except shares and per share data)
	Low	High
	Twelve Months Ending
	12/31/2007	12/31/2007

Net Income applicable to common shares	$8,500	$10,500
Less:
(Income) from Unconsolidated Joint Ventures	(2,200)	(2,450)
FFO related to the minority interests in consolidated joint ventures	(750)	(1,250)
Add:
Depreciation and amortization	34,000	34,000
Funds from Consolidated Hotel Operations	39,550	40,800

Income from Unconsolidated Joint Ventures	2,200	2,450
Add:
Depreciation and amortization	6,613	6,613
Funds from Unconsolidated Joint Ventures Operations	8,813	9,063

Funds from Operations	48,363	49,863

Add:
Income allocated to minority interest in our operating partnership	1,200	1,500
Amortization of deferred financing costs	1,600	1,600
Non cash stock expense	430	430
Amortization of ground lease expense	265	265

Adjusted Funds from Operations	$51,858	$53,658

Diluted Weighted Average Common Shares and Units Outstanding	45,425,000	45,425,000
Adjusted FFO per Diluted Weighted Average Common Shares and Units Outstanding	$1.14	$1.18

EBITDA and GAAP Reconciliation

Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes EBITDA to be a meaningful measure of a REIT's performance and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2007	March 31, 2006

Net Income applicable to common shares	$(5,438)	$(5,084)
Less:
Loss from Unconsolidated Joint Ventures	838	1,110
Interest income	(137)	(213)
Add:
Loss allocated to minority interest for continuing operations	(999)	(1,015)
Income (Loss) allocated to minority interest for discontinued operations and gain on disposition of hotel properties	-	(5)
Interest expense from continuing operations	10,310	5,618
Interest expense from discontinued operations	-	238
Deferred financing costs written off in debt extinguishment	-	255
Distributions to Series A Preferred Shareholders	1,200	1,200
Depreciation and amortization from continuing operations	8,240	3,796
Depreciation from discontinued operations	-	259
Amortization of ground lease expense	66	61

Adjusted EBITDA from consolidated hotel operations	14,080	6,220

Income (Loss) from Unconsolidated Joint Ventures	(838)	(1,110)
Add:
Depreciation and amortization of purchase price in excess of historical cost	494	474
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint venture	4,242	3,274
Deferred financing costs written off in debt extinguishment	-	207

Adjusted EBITDA from unconsolidated joint venture operations	3,898	2,845

Adjusted EBITDA	$17,978	$9,065

HERSHA HOSPITALITY TRUST
Adjusted EBITDA - 2007 FORECAST RECONCILIATION
(in thousands, except shares and per share data)
	Twelve Months Ended
	December 31, 2007	December 31, 2007

Net Income applicable to common shares	$8,500	$10,500
Less:
Income from Unconsolidated Joint Ventures	(2,200)	(2,450)
Interest income	(200)	(200)
Add:
Income allocated to minority interest in common units	1,200	1,500
Interest expense	40,750	40,750
Distributions to Series A Preferred Shareholders	4,800	4,800
Depreciation and amortization from continuing operations	34,000	34,000
Amortization of deferred financing costs	1,600	1,600
Non cash stock expense	430	430
Amortization of ground lease expense	265	265

Adjusted EBITDA from consolidated hotel operations	89,145	91,195

Income (Loss) from Unconsolidated Joint Ventures	2,200	2,450
Add:
Interest expense	11,850	11,850
Depreciation and amortization of purchase price in excess of historical cost	1,800	1,800
Interest in depreciation and amortization of unconsolidated joint venture	5,250	5,250

Adjusted EBITDA from unconsolidated joint venture operations	21,100	21,350

Adjusted EBITDA	$110,245	$112,545

Supplemental Schedules

The company has included supplemental schedules as an addendum to this press release in order to provide additional disclosure and financial information for the benefit of the company's stakeholders.

HERSHA HOSPITALITY TRUST
KEY PERFORMANCE INDICATORS
March 31, 2007
(Unaudited)

CONSOLIDATED HOTELS:
(Recorded from date of acquisition or investment)	(2007 Includes 56 Hotels 2006 includes 41 Hotels)
	Three Months Ended
	March 31,
	2007	2006	% Variance

Rooms Available	564,460	339,437
Rooms Occupied	366,283	215,092
Occupancy	64.89%	63.37%	2.4%
Average Daily Rate (ADR)	$119.10	$100.61	18.4%
Revenue Per Available Room (RevPAR)	$77.29	$63.75	21.2%

Room Revenues	$43,624,596	$21,640,706
Food & Beverage	$1,588,420	$1,740,148
Other Revenues	$1,170,266	$544,579
Total Revenues	$46,383,283	$23,925,432
Discontinued Assets	$0	$1,952,773
EBITDA	$14,453,387	$6,380,174
EBITDA Margin	31.2%	26.7%
EBITDA Margin Growth	4.49%

SAME STORE CONSOLIDATED HOTELS:	(Includes 36 Hotels for both 2007 and 2006)
(Owned for the entire reporting period)	Three Months Ended
	March 31,
	2007	2006	% Variance

Rooms Available	273,374	273,510
Rooms Occupied	171,115	173,502
Occupancy	62.59%	63.44%	-1.3%
Average Daily Rate (ADR)	$112.52	$103.91	8.3%
Revenue Per Available Room (RevPAR)	$70.43	$65.92	6.9%

Room Revenues	$19,254,289	$18,028,444
Food & Beverage	$957,585	$923,577
Other Revenues	$429,461	$416,538
Total Revenues	$20,641,335	$19,368,559
Discontinued Assets	$0	$1,952,773
EBITDA	$5,794,328	$5,239,246
EBITDA Margin	28.1%	27.1%
EBITDA Margin Growth	1.02%

SAME STORE HOTELS:	(Includes 41 Hotels for both 2007 and 2006)
(Owned for the entire reporting period)	Three Months Ended
	March 31,
	2007	2006	% Variance

Rooms Available	440,864	441,000
Rooms Occupied	275,617	282,182
Occupancy	62.52%	63.99%	-2.3%
Average Daily Rate (ADR)	$116.50	$108.40	7.5%
Revenue Per Available Room (RevPAR)	$72.83	$69.36	5.0%

Room Revenues	$32,110,248	$30,587,672
Food & Beverage	$3,913,419	$4,163,762
Other Revenues	$2,001,783	$1,935,358
Total Revenues	$38,025,450	$36,686,792
Discontinued Assets	$0	$1,952,773
EBITDA	$8,349,084	$7,582,475
EBITDA Margin	22.0%	20.7%
EBITDA Margin Growth	1.29%

ALL HOTELS INCLUDING JOINT VENTURE ASSETS:
(Recorded from date of acquisition or investment)	(2007 Includes 71 Hotels 2006 Includes 55 Hotels)
	Three Months Ended
	March 31,
	2007	2006	% Variance

Rooms Available	794,452	541,155
Rooms Occupied	509,793	348,678
Occupancy	64.17%	64.43%	-0.4%
Average Daily Rate (ADR)	$122.69	$109.17	12.4%
Revenue Per Available Room (RevPAR)	$78.73	$70.34	11.9%

Room Revenues	$62,546,824	$38,064,036
Food & Beverage	$6,791,679	$6,268,792
Other Revenues	$2,997,823	$2,210,192
Total Revenues	$72,336,325	$46,543,019
Discontinued Assets	$0	$1,952,773
EBITDA	$19,415,289	$10,017,625
EBITDA Margin	26.8%	21.5%
EBITDA Margin Growth	5.32%

	Hersha Hospitality Trust
	Total Portfolio
	March 31, 2007
	(Dollars in thousands)

	Name	Rooms	Year Opened/Complete Renovation	Acquisition Date	Debt Balance as of 03/31/07	Ownership %	Hersha Preferred Equity Return
	Marriott
1.	Mystic, CT	285	2001	8/9/2005	$33,644	66.7%	8.50%
2.	Hartford, CT	409	2005	2/8/2006	$45,000	15.0%	8.50%
	Hilton
3.	Hartford, CT	392	2005	10/6/2005	$22,000	8.8%	8.50%
	Courtyard
4.	Alexandria	203	2006	09/29/06	$25,000	100.0%
5.	Scranton	120	1996	2/1/2006	$6,300	100.0%
6.	Langhorne, PA	118	2002	1/3/2006	$15,575	100.0%
7.	Brookline/Boston, MA	188	2003	6/16/2005	$38,913	100.0%
8.	Norwich, CT	144	1997	8/9/2005	$9,400	66.7%	8.50%
9.	South Boston, MA	164	2005	7/1/2005	$16,200	50.0%	10.00%
10.	Wilmington, DE	78	1999	6/17/2005	$8,000	100.0%
11.	Warwick, RI	92	2003	8/9/2005	$6,450	66.7%	8.50%
12.	Ewing/Princeton, NJ	130	2004	7/1/2004	$13,500	50.0%	11.00%
	Hampton Inn
13.	Farmingville	161	2002	9/6/2006	$15,308	100.0%
14.	Philadelphia, PA	250	2001	2/15/2006	(*)	80.0%	9.00%
15.	Chelsea/Manhattan, NY	144	2003	8/29/2003	$36,000	100.0%
16.	Linden, NJ	149	2003	10/1/2003	$9,766	100.0%
17.	Hershey, PA	110	1999	1/1/2000	$3,315	100.0%
18.	Carlisle,PA	95	1997	1/26/1999	$3,621	100.0%
19.	Danville, PA	72	1998	9/1/1999	$2,292	100.0%
20.	Selinsgrove, PA	75	1996	1/26/1999	$3,025	100.0%
21.	Herald Square, Manhattan, NY	136	2005	4/1/2005	$26,500	100.0%
22.	Seaport, NY	65	2006	2/1/2007	$19,250	100.0%
	Residence Inn
23.	North Dartmouth, MA	96	2002	5/1/2006	$8,888	100.0%
24.	Tysons Corner, VA	96	1984	2/2/2006	$9,393	100.0%
25.	Danbury, CT	78	1999	8/9/2005	$8,050	66.7%	8.50%
26.	Framingham, MA	125	2000	3/26/2004	$9,169	100.0%
27.	Greenbelt, MD	120	2002	7/16/2004	$12,481	100.0%
28.	Mystic, CT	133	1996	09/15/2005	$7,801	66.7%	8.50%
29.	Southington, CT	94	2002	8/9/2005	$10,950	44.7%	8.50%
30.	Williamsburg, VA	108	2002	11/22/2005	$8,142	75.0%	12.00%
31.	Norwood, MA	96	2006	7/27/2006	(*)	100.0%
32.	Langhorne, PA	100	2007	1/8/2007	(*)	100.0%
33.	Carlisle, PA	78	2007	1/10/2007	$7,000	100.0%
	Summerfield Suites
34.	White Plains, NY	159	2000	12/28/2006	$33,030	100.0%
35.	Bridgewater, NJ	128	1998	12/28/2006	$14,492	100.0%
36.	Gaithersburg, MD	140	1998	12/28/2006	$13,720	100.0%
37.	Pleasant Hill, CA	142	2003	12/28/2006	$20,160	100.0%
38.	Pleasanton, CA	128	1998	12/28/2006	$14,490	100.0%
39.	Scottsdale, AZ	164	1999	12/28/2006	$16,778	100.0%
40.	Charlotte, NC	144	1989	12/28/2006	$7,330	100.0%
	Homewood Suites
41.	Glastonbury, CT	136	2006	6/15/2006	$12,963	40.0%	10.00%
	Holiday Inn Express
42.	Hauppauge	133	2001	09/01/06	$10,075	100.0%
43.	Cambridge, MA	112	1997	05/03/06	$8,532	100.0%
44.	Hershey, PA	85	1997	1/26/1999	$4,308	100.0%
45.	New Columbia, PA	81	1997	1/26/1999	$1,650	100.0%
46.	Malvern, PA	88	2004	5/24/2005	$4,070	100.0%
47.	Oxford Valley, PA	88	2004	5/26/2005	$6,550	100.0%
48.	South Boston, MA	118	1998	10/7/2005	$6,156	50.0%	10.00%
49.	Chester, NY	80	2006	1/25/2007	$6,700	100.0%
50.	Madison Square Garden	228	2006	2/1/2007	$55,000	50.0%
	Hilton Garden Inn
51.	JFK Airport, NY	188	2005	2/16/2006	$21,000	100.0%
52.	Edison, NJ	132	2003	10/1/2003	$7,813	100.0%
53.	Glastonbury, CT	150	2003	11/13/2003	$13,500	40.0%	11.00%
54.	Gettysburg, PA	88	2004	7/23/2004	$5,218	100.0%
	Springhill Suites
55.	Waterford, CT	80	1998	8/9/2005	$6,335	66.7%	8.50%
56.	Williamsburg, VA	120	2002	11/22/2005	$5,544	75.0%	(a.)
	Holiday Inn Express & Suites
57.	Harrisburg, PA	77	1997	9/1/1999	(*)	100.0%
58.	King of Prussia, PA	155	2004	5/23/2005	$12,950	100.0%
	Four Points - Sheraton
59.	Revere/Boston, MA	180	2001	3/11/2004	$8,455	55.0%	12.00%
	Mainstay
60.	Valley Forge, PA	69	2000	6/1/2001	(*)	100.0%
61.	Frederick, MD	72	2001	1/1/2002	$3,500	100.0%
	Holiday Inn (HICC)
62.	Harrisburg, PA	196	1970	1/26/1999	$3,116	100.0%
	Comfort Inn
63.	North Dartmouth, MA	84	1986	05/01/06	$3,184	100.0%
64.	Harrisburg, PA	81	1998	1/26/1999	$2,200	100.0%
65.	Frederick, MD	73	2004	5/27/2004	$2,673	100.0%
	Fairfield Inn
66.	Mt. Laurel, NJ	118	1998	1/3/2006	$7,400	100.0%
67.	Bethlehem, PA	103	1997	1/3/2006	$6,225	100.0%
68.	Laurel, MD	109	1999	1/31/2005	(*)	100.0%
	Hawthorne Suites
69.	Franklin, MA	100	1999	4/25/2006	$8,500	100.0%
	Independent
70.	Wilmington, DE	71	1999	6/17/2005	$4,730	100.0%
	Sleep Inn
71.	Valley Forge, PA	87	2000	6/1/2001	(*)	100.0%
	TOTAL	9,191

	(a.) - Preferred Return tier of 10% during 2007 and then 12% preferred return thereafter
	(*) - Asset is encumbered by the Company's credit facility

Hersha Hospitality Trust
Mortgages and Notes Payable
March 31, 2007

	03/31/07	Capped or	03/31/07
	Fixed Rate	Fixed	Floating Rate	Floating
Consolidated Properties	Balance	Rate	Balance	Rate	Maturity
Four Points Sheraton - Revere, MA (SBA Loan)	$552,947	4.00%			01/2032
Courtyard - Brookline, MA	$38,913,000	5.35%			07/2015
Summerfield Suites - White Plains, NY	$33,030,000	5.59%			01/2017
Summerfield Suites - Pleasanthill, CA	$20,160,000	5.59%			01/2017
Summerfield Suites - Scottsdale, AZ	$16,778,000	5.59%			01/2017
Summerfield Suites - Bridgewater, NJ	$14,492,000	5.59%			01/2017
Summerfield Suites - Pleasanton, CA	$14,490,000	5.59%			01/2017
Summerfield Suites - Gaithersburg, MD	$13,720,000	5.59%			01/2017
Summerfield Suites - Charlotte, NC	$7,330,000	5.59%			01/2017
Holiday Inn Express - Chester, NY	$6,700,000	5.63%			03/2017
Residence Inn - North Dartmouth, MA	$8,888,196	5.67%			07/2015
Holiday Inn Express - Hauppauge, NY	$10,075,097	5.70%			03/2015
Courtyard - Langhorne, PA	$15,575,000	5.75%			02/2016
Fairfield Inn & Suites - Mt. Laurel, NJ	$7,400,000	5.75%			02/2016
Fairfield Inn & Suites - Bethlehem, PA	$6,225,000	5.75%			02/2016
Hilton Garden Inn - JFK Airport, NY	$21,000,000	5.82%			04/2017
Courtyard - Scranton, PA	$6,300,000	5.83%			02/2016
Hampton Inn - Herald Square, NY	$26,500,000	6.09%			04/2016
Hampton Inn - Chelsea, NY	$36,000,000	6.24%			10/2016
Courtyard - Alexandria, VA	$25,000,000	6.25%			10/2016
Hampton Inn - Linden, NJ	$9,766,164	6.25%			10/2008
Hilton Garden Inn - Edison, NJ	$7,812,990	6.25%			10/2008
Residence Inn - Greenbelt, MD	$12,481,346	6.25%			10/2014
Residence Inn - Williamsburg, VA	$8,142,010	6.32%			01/2013
Springhill Suites - Williamsburg, VA	$5,543,647	6.32%			01/2013
Holiday Inn Express & Suites - King of Prussia, PA	$12,950,000	6.33%			06/2016
Holiday Inn Express - Malvern, PA	$4,070,000	6.33%			06/2016
Holiday Inn Express - Langhorne, PA	$6,550,000	6.33%			06/2016
Courtyard - Wilmington, DE	$8,000,000	6.33%			06/2016
Independent Hotel - Wilmington, DE	$4,730,000	6.33%			06/2016
Hampton Inn - Seaport, NY	$19,250,000	6.36%			10/2016
Residence Inn - Framingham, MA	$9,169,211	6.38%			07/2019
Hawthorn Suites - Franklin, MA	$8,500,000	6.40%			05/2016
Hampton Inn - Brookhaven, NY	$15,308,331	6.41%			07/2014
Four Points Sheraton - Revere, MA	$7,902,464	6.73%			07/2009
Land - 41st Street, Manhattan, NY	$12,100,000	6.50%			08/2009
Comfort Inn - North Dartmouth, MA	$3,183,639	6.55%			05/2016
Residence Inn - Tyson's Corner, VA	$9,393,316	6.52%			08/2013
Hilton Garden Inn - Gettysburg, PA	$5,217,623	6.62%			09/2009
Mainstay Suites and Comfort Inn - Frederick, MD	$6,172,555	7.75%			12/2012
Hampton Inn - Carlisle, PA	$3,620,637	8.94%			04/2010
Hampton Inn - Selinsgrove, PA	$3,024,836	8.94%			04/2010
Holiday Inn Express - Hershey, PA	$4,308,100	8.94%			04/2010
Hampton Inn - Danville, PA	$2,291,542	8.94%			04/2010
HICC - New Cumberland, PA	$3,116,498	8.94%			04/2010
Comfort Inn - West Hanover, PA	$2,199,881	8.94%			04/2010
Holiday Inn Express - New Columbia, PA	$1,649,910	8.94%			04/2010
Holiday Inn Express - Cambridge, MA			$8,531,850	PRIME minus 0.75%	09/2009
Residence Inn - Carlisle, PA			$7,000,000	PRIME minus 0.75%	01/2010
Hampton Inn - Hershey, PA			$3,315,417	30 Day LIBOR + 2.75%	06/2014
Land - 8th Avenue			$13,250,000	PRIME + 0.75%	07/2008
Trust Preferred Tranche I	$25,774,000	7.34%			05/2035
Trust Preferred Tranche II	$25,774,000	7.17%			06/2035
Sub-Total	$577,131,940		$32,097,266
Total Consolidated Mortgage Debt	$609,229,206

Unconsolidated Joint Ventures
Courtyard - Ewing, NJ	$13,500,000	5.54%			08/2012
Courtyard - Norwich, CT	$9,400,000	5.63%			08/2015
Springhill Suites - Waterford, CT	$6,335,000	5.63%			08/2015
Residence Inn - Southington, CT	$10,950,000	5.63%			08/2015
Residence Inn - Danbury, CT	$8,050,000	5.63%			08/2015
Courtyard - Warwick, RI	$6,450,000	5.63%			08/2015
Hilton Garden Inn - Glastonbury, CT	$13,500,000	5.98%			03/2016
HIEXP - Madison Square Garden, NY	$55,000,000	6.50%			11/2016
HIEXP - South Boston	$6,156,289	6.75%			01/2015
Residence Inn - Mystic, CT	$7,800,729	6.89%			02/2014
Marriott - Mystic, CT	$24,644,063	6.98%			11/2010
Marriott - Mystic, CT (Mezzanine Loan)	$9,000,000	8.55%			11/2010
Homewood Suites Glastonbury	$12,963,028	7.50%			09/2008
Courtyard - South Boston, MA			$16,200,000	30 Day LIBOR + 2.25%	10/2009
Hilton - Hartford, CT			$22,000,000	30 Day LIBOR + 2.75%	11/2009
Marriott - Hartford, CT			$45,000,000	30 Day LIBOR + 2.90%	02/2010
Sub-Total	$183,749,109		$83,200,000
Total Unconsolidated Joint Venture Debt	$266,949,109

HERSHA HOSPITALITY TRUST
Unconsolidated Joint Venture EBITDA
(in thousands, except shares and per share data)

Three Months Ended March 31, 2007

	Courtyard Ewing	Hilton Garden Inn Glastonbury	Homewood Suites Glastonbury	Courtyard South Boston	Holiday Inn Express South Boston	Mystic Partners	Holiday Inn Express Chelsea	TOTAL
Hersha Ownership	50.0%	40.0%	40.0%	50.0%	50.0%	(66.7%,15%,8.8%)	50.0%
Hersha Participanting Preferred %	10.0%	11.0%	10.0%	10.0%	10.0%	8.5%	N/A

Joint Venture Net Income	$(22)	$17	$(407)	$(312)	$(149)	$(2,695)	$(7)	$(3,575)

Hotel Cash Available for Distribution
Hotel EBITDA	$360	$428	$28	$221	$18	$2,835	$836	$4,726
Debt Service	(191)	(280)	(322)	(346)	(154)	(2,864)	(843)	(5,000)
Other	(43)	(46)	(20)	(22)	(21)	(595)	(71)	(818)
Cash Available for Distribution	$126	$102	$(314)	$(147)	$(157)	$(624)	$(78)	$(1,092)

EBITDA
Hersha Income from Unconsolidated JV	$(11)	$7	$(1)	$(247)	$(129)	$(407)	$(50)	$(838)
Addback:
Step up and Outside Basis Amortization	-	-	1	17	28	402	46	494
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint venture	191	164	28	451	119	2,867	422	4,242

Hersha EBITDA from Unconsolidated JV	$180	$171	$28	$221	$18	$2,862	$418	$3,898

Hersha Hospitality Trust
2007 Acquisition Activity
March 31, 2007
(Dollars in thousands)

	Name	Rooms	Year Opened/ Complete Renovation	Acquisition Date	Purchase Price	Debt Balance	Ownership %	HERSHA % OF ACQUISITIONS	HERSHA % OF DEBT	Hersha Preferred Equity Return

1.	Residence Inn - Langhorne, PA (*)	100	2007	01/08/2007	$15,500	$0	100.0%	$15,500	$0	N/A
2.	Residence Inn - Carlisle, PA	78	2007	01/10/2007	$9,945	$7,000	100.0%	$9,945	$7,000	N/A
3.	Holiday Inn Express - Chester, NY	80	2006	01/25/2007	$9,200	$6,700	100.0%	$9,200	$6,700	N/A
4.	Hampton Inn Seaport	65	2006	02/01/2007	$27,625	$19,250	100.0%	$27,625	$19,250	N/A
5.	Holiday Inn Express - Madison Square Garden, NY	228	2006	02/01/2007	$85,500	$55,000	50.0%	$42,750	$27,500	N/A
	Sub-Total	551			$147,770	$87,950		$105,020	$60,450

	(*) - Encumbered by the Company's credit facility.

HERSHA HOSPITALITY TRUST
PORTFOLIO INFORMATION
March 31, 2007

HOTELS BY REGION
	No. of Properties	No. of Rooms
Connecticut	10	1,901
New York City Metro	12	1,703
Philadelphia Metro	14	1,533
Boston Metro	11	1,355
Central PA	11	1,080
Washington DC Metro	7	813
CA/AZ Metro	3	434
Mid-Atlantic	3	372
All Regions	71	9,191

PROPERTY TYPE
	No. of Properties	No. of Rooms
Suburban	36	4,007
Urban	12	2,286
Small Metro	19	2,256
Airport	4	642
All Types	71	9,191

HOTELS BY SEGMENT TYPE
	No. of Properties	No. of Rooms
Upper Upscale	3	1,086
Upscale Transient	15	1,995
Upscale Extended-Stay	20	2,365
Midscale	33	3,745
All Segments	71	9,191

Hersha Hospitality Trust
Development Loans Receivable
March 31, 2007

Hotel Property	Borrower	Principal Outstanding 3/31/2007	Interest Rate	Maturity Date
Sheraton - JFK Airport, NY	Risingsam Hospitality, LLC	$10,016,000	10.0%	Septermber 30, 2007
Holiday Inn Express - 29th Street, NY	Brisam Management, LLC	15,000,000	10.0%	May 31, 2007
Hilton Garden Inn - Union Square, NY	Risingsam Union Square, LLC	10,000,000	10.0%	May 31, 2007
Boutique Hotel - Greenwich St., NY	Brisam Greenwich, LLC	10,000,000	10.0%	September 12, 2007
Boutique Hotel - 52nd St., NY	Brisam East 52, LLC	10,000,000	10.0%	December 6, 2007
		$55,016,000

Land Lease
Boutique Hotel - 39th and 8th Avenue	H Eight Avenue Associates, LLC	$9,055,000	10.0%	June 28, 2031
Boutique Hotel - 41st and 9th Avenue	H Forty First Street, LLC	$10,112,500	10.0%	July 28, 2031

Hersha Hospitality Trust
Enterprise Value
March 31, 2007
(Dollars in thousands)

March 31,
2007
Cash	$8,369

Line of Credit	45,550
Mortgages and Notes Payable - Consolidated Assets	567,561
Less: JV Portion of Mortgages Payable for Consolidated JV Assets	(11,426)
Mortgages Payable - HT Portion of Unconsolidated JV Assets	117,404
Trust Preferred Securities	51,548

Series A Preferred Shares	60,000
Operating Partnership Units (4,570,186 @ $11.78*)	45,183
Class A Common Shares (40,771,593 @ $11.78*)	479,116

ENTERPRISE VALUE @ March 31, 2007	$1,346,567

* - Stock price as of March 31, 2007